UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	45-2647441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1725 3rd Street San Francisco, California 94158
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
3.750% Senior Notes due 2029	New York Stock Exchange
4.125% Senior Notes due 2032	New York Stock Exchange
4.375% Senior Notes due 2034	New York Stock Exchange
4.750% Senior Notes due 2038	New York Stock Exchange
5.250% Senior Notes due 2046	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering file number to which this form relates:

333-293483

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Uber Technologies, Inc.’s (the “Registrant”) 3.750% Senior Notes due 2029, 4.125% Senior Notes due 2032, 4.375% Senior Notes due 2034, 4.750% Senior Notes due 2038, and 5.250% Senior Notes due 2046 (together, the “Notes”). For a description of the Notes registered hereunder, reference is made to the information under the heading “Description of Notes” in the prospectus supplement, dated September 9, 2026, which was filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2026, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the prospectus, dated February 13, 2026, contained in the Registrant’s effective registration statement on Form S-3 (File No. 333-293483), which registration statement was filed with the Commission on February 13, 2026, which information shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibits:

Exhibit Number	Description
4.1	Indenture, dated September 9, 2024, by and between the Registrant and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on September 9, 2024).
4.2	Third Supplemental Indenture, dated as of September 15, 2026, by and between the Registrant and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 15, 2026).
4.3	Form of Notes (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UBER TECHNOLOGIES, INC.

Date: September 15, 2026	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi Chief Executive Officer